SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 10, 2006

EUPA International Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-26539 (Commission File Number)	88-0409450 (I.R.S Employer Identification No.)
2670 E. Walnut Street
Pasadena, CA 91107
(Address of principal executive offices) (Zip Code)
(626) 793-2688
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 10, 2006, EUPA International Corporation (the “Company”), in response to comments received from the Accounting Staff of the Division of Corporate Finance of the Securities and Exchange Commission, filed restated financial statements for the annual report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004 and for the quarterly reports on Form 10-QSB for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005.
On March 10, 2006, the Company’s board of directors concluded that the consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 contained in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2004, as previously filed, should no longer be relied upon and the consolidated financial statements contained in the Company’s quarterly reports on Form 10-QSB for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005, as previously filed, should no longer be relied upon.
The Company has restated its consolidated financial statements to correct errors in prior financial periods relating to an over accrual of income tax liability and a liquidating distribution from its wholly-owned subsidiary, Union Channel, Ltd. (“Union”). The Company had over accrued its income tax liability in the amount of $79,996 for Union in 2002. The effect of this correction was an increase in retained earnings by $79,996 in 2003 and a decrease in income from discontinued operations by $79,996 in 2004. In connection with the liquidation of Union, the Company originally recorded a liquidating distribution of $517,060 as other income of the Company and as a reduction in stockholder’s equity of Union. As a result, the Company realized net income in the year 2004 of $475,163. In order to correct this error, the Company has removed the transfer-related accountings between its wholly-owned subsidiary and itself resulting from the dissolution of Union. The transfer of cash from Union to the Company, as the parent corporation, should not have had any effect on the consolidated financial statements and the Company has, accordingly, decreased other income by $517,061. As restated, the Company realized a net income (loss) of $(121,894) in 2004 compared to a net income of $77,776 in 2003.
The effect of the restatement of the consolidated financial statements on net income was an increase in 2002 of $79,996 and a decrease in 2004 of $597,057. The restatement of the consolidated financial statements had no impact on consolidated stockholders’ equity.
The Company’s independent accountants concur in the restatement of the consolidated financial statements as set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	EUPA INTERNATIONAL CORPORATION
	By	/s/ Yuan-Chung Tsai
Yuan-Chung Tsai
President and Chief Executive Officer